AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

STATE NATIONAL BANCSHARES, INC.

LUBBOCK, TEXAS

AND

INDEPENDENT BANKSHARES, INC.

ABILENE, TEXAS

Dated as of March 1, 2000

TABLE OF CONTENTS

ARTICLE I. ACQUISITION OF THE COMPANY BY PURCHASER	1

  Section 1.01 Merger of Newco with and into the Company
  Section 1.02 Effects of the Merger
  Section 1.03 Articles of Incorporation and Bylaws
  Section 1.04 Directors and Officers
  Section 1.05 Conversion of Securities
  Section 1.06 Shareholders= Meeting
  Section 1.07 Delivery of Consideration
  Section 1.08 Reservation of Right

1 2 2 2 2 3 3 5
ARTICLE II. THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE TIME	5

  Section 2.01 Time and Place of the Closing and Closing Date
  Section 2.02 Actions to be Taken at the Closing by the Company
  Section 2.03 Actions to be Taken at the Closing by Purchaser
  Section 2.04 Further Assurances
  Section 2.05 Effective Time

5 5 7 8 8
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY	9

  Section 3.01 Organization and Qualification
  Section 3.02 Company Capitalization
  Section 3.03 Bank Capitalization
  Section 3.04 Execution and Delivery
  Section 3.05 No Breach of Contract
  Section 3.06 Compliance with Applicable Laws
  Section 3.07 Consents Necessary
  Section 3.08 Financial Statements
  Section 3.09 Undisclosed Liabilities
  Section 3.10 Litigation
  Section 3.11 Absence of Certain Changes or Events
  Section 3.12 Leases, Contracts and Agreements
  Section 3.13 Title to Properties
  Section 3.14 Tax Matters
  Section 3.15 No Guaranties
  Section 3.16 Books and Records
  Section 3.17 Regulatory Compliance
  Section 3.18 Condition of Assets
  Section 3.19 Proprietary Rights
  Section 3.20 Transactions with Certain Persons and Entities
  Section 3.21 Evidences of Indebtedness
  Section 3.22 Environmental Compliance
  Section 3.23 Absence of Certain Business Practices
  Section 3.24 Forms of Instruments, Etc
  Section 3.25 Employee Benefit Plans
  Section 3.26 Agreements with Regulators
  Section 3.27 Insurance
  Section 3.28 No Adverse Change

9 9 10 10 10 10 11 11 12 12 12 13 14 14 15 15 15 15 15 16 16 16 17 17 17 18 18 19

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Section 3.29 Dissenting Shareholders Section 3.30 Fiduciary Responsibilities Section 3.31 Representations Not Misleading	19 19 19
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER	19

  Section 4.01 Organization and Qualification
  Section 4.02 Execution and Delivery
  Section 4.03 Compliance with Laws, Permits and Instruments
  Section 4.04 Litigation
  Section 4.05 Consents and Approvals
  Section 4.06 Financial Statements
  Section 4.07 Agreements with Regulators

  Section 4.08 Regulatory Approvals
  Section 4.09 Representations Not Misleading.

19 20 20 20 20 20 21 21 21
ARTICLE V. COVENANTS OF THE COMPANY	21

  Section 5.01 Best Efforts
  Section 5.02 Merger Agreement
  Section 5.03 Information for Applications and Statements
  Section 5.04 Required Acts of the Company.
  Section 5.05 Prohibited Acts of the Company.
  Section 5.06 Access; Pre-Closing Investigation
  Section 5.07 Invitations to and Attendance at Directors= and Committee Meetings
  Section 5.08 Additional Financial Statements
  Section 5.09 Untrue Representations
  Section 5.10 Litigation and Claims
  Section 5.11 Adverse Changes
  Section 5.12 No Negotiation with Others
  Section 5.13 Consents and Approvals
  Section 5.14 Payment of Bonuses to Employees
  Section 5.15 ESOP Issues
  Section 5.16 Supplemental Indenture
  Section 5.17 Environmental Investigation; Right to Terminate Agreement

21 21 21 22 23 25 25 26 26 26 26 26 27 27 27 27 27
ARTICLE VI. COVENANTS OF PURCHASER	29

  Section 6.01 Best Efforts
  Section 6.02 Merger Agreement
  Section 6.03 Information for Applications
  Section 6.04 Acts of Newco
  Section 6.05 Untrue Representations
  Section 6.06 Litigation and Claims
  Section 6.07 Regulatory and Other Approvals
  Section 6.08 Adverse Change
  Section 6.09 Employee Benefit Plans
  Section 6.10 Director and Officer Indemnification
  Section 6.11 Assumption of Obligations Related to the Trust Preferred Securities

29 29 29 29 29 30 30 30 30 31 31

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ARTICLE VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY	32

  Section 7.01 Compliance with Representations, Warranties and Agreements
  Section 7.02 Shareholder Approvals
  Section 7.03 Government and Other Approvals
  Section 7.04 No Litigation
  Section 7.05 Fairness Opinion

32 32 32 32 33
ARTICLE VIII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER	33

  Section 8.01 Compliance with Representations, Warranties and Agreements
  Section 8.02 Shareholder Approvals
  Section 8.03 Government and Other Approvals
  Section 8.04 No Litigation
  Section 8.05 Accounting Treatment
  Section 8.06 No Material Adverse Change

33 33 33 34 34 34
ARTICLE IX. TERMINATION AND ABANDONMENT	34
Section 9.01 Right of Termination Section 9.02 Notice of Termination Section 9.03 Effect of Termination Section 9.04 Termination Fee	34 36 36 37
ARTICLE X. CONFIDENTIAL INFORMATION	38
Section 10.01 Definition of ARecipient,@ ADisclosing Party@, ARepresentative@ and APerson@	38

  Section 10.02 Definition of ASubject Information@
  Section 10.03 Confidentiality
  Section 10.04 Securities Law Concerns
  Section 10.05 Return of Subject Information
  Section 10.06 Specific Performance/Injunctive Relief

38 38 39 39 39
ARTICLE XI. MISCELLANEOUS	39

  Section 11.01 Survival of Representations and Warranties
  Section 11.02 Expenses
  Section 11.03 Brokerage Fees and Commissions
  Section 11.04 Entire Agreement
  Section 11.05 Further Cooperation
  Section 11.06 Severability
  Section 11.07 Notices
  Section 11.08 GOVERNING LAW
  Section 11.09 Multiple Counterparts
  Section 11.10 Certain Definitions
  Section 11.11 Specific Performance
  Section 11.12 Attorneys= Fees and Costs
  Section 11.13 Rules of Construction

39 39 39 40 40 40 40 42 42 42 43 43 43

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Section 11.14 Binding Effect; Assignment Section 11.15 Public Disclosure Section 11.16 Extension; Waiver Section 11.17 Amendments	43 44 44

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EXHIBITS

Exhibit A     -     Form of Merger Agreement

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SCHEDULES

Schedule 3.01
Schedule 3.02
Schedule 3.03
Schedule 3.06
Schedule 3.09
Schedule 3.07
Schedule 3.10
Schedule 3.11
Schedule 3.12
Schedule 3.13
Schedule 3.15
Schedule 3.19
Schedule 3.20
Schedule 3.21

Schedule 3.22
Schedule 3.25
Schedule 3.26
Schedule 3.27
Schedule 3.30
Schedule 4.05
Schedule 5.04I
Schedule 5.14

- - - - - - - - - - - - - - - - - - - - - -

Subsidiaries
Company Capitalization
Bank Capitalization
Compliance with Applicable Laws
Undisclosed Liabilities
Consents Necessary
Litigation
Absence of Certain Changes or Events
Leases, Contracts and Agreements
Title to Properties
Guaranties
Proprietary Rights

Transaction with Certain Persons and Entities
Evidences of Indebtedness
Environmental Compliance
Employee Benefit Plans
Agreements with Regulators
Insurance
Fiduciary Responsibilities
Consents and Approvals
Existing Policies and Methods of Operations
Bonus Plan and Methodology

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AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the ____ day of _____________, 2000, by and between State National Bancshares, Inc., a Texas corporation and registered bank holding company with its principal offices in Lubbock, Texas ("Purchaser"), and Independent Bankshares, Inc., a Texas corporation and registered bank holding company with its principal offices in Abilene, Texas (the "Company").

W I T N E S S E T H:

     WHEREAS, the Company owns all of the stock of First State Bank, N.A., Abilene, Texas, a national banking association (the "Bank");

     WHEREAS, Purchaser desires to acquire all of the issued and outstanding stock of the Company through the merger of New Independent Holdings, Inc., a wholly-owned subsidiary of Purchaser ("Newco") with and into the Company (the "Merger");

     WHEREAS, Purchaser and the Company believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Purchaser, the Company and their respective shareholders;

     WHEREAS, Purchaser and the Company desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

     WHEREAS, the respective boards of directors of Purchaser and the Company have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and have authorized the execution hereof;

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:

ARTICLE I.
ACQUISITION OF THE COMPANY BY PURCHASER

     Section 1.01  Merger of Newco with and into the Company. Subject to the terms and

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conditions of this Agreement and the Agreement and Plan of Merger to be entered into between the Company and Newco (the "Merger Agreement"), attached hereto as Exhibit A, Purchaser shall cause Newco to be merged with and into the Company pursuant to the provisions of Part Five of the Texas Business Corporation Act (the ATBCA@) and with the effect provided in Article 5.06 of the TBCA.

     Section 1.02  Effects of the Merger. The Merger shall have the effects set forth in Article 5.06 of the TBCA. Following the Merger, the Company shall continue as the corporation resulting from the Merger (the "Resulting Corporation"), and the separate corporate existence of Newco shall cease. The name of the Resulting Corporation shall be "Independent Bankshares, Inc." The existing offices and facilities of the Company immediately preceding the Merger shall be the principal offices and facilities of the Resulting Corporation following the Merger. At the Effective Time (as defined in Section 2.05), all rights, title and interests to all real estate and other property owned by each of Newco and the Company shall be allocated to and vested in the Resulting Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of Newco and the Company shall be allocated to the Resulting Corporation, and the Resulting Corporation shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either Newco or the Company may be continued as if the Merger did not occur, or the Resulting Corporation may be substituted in the proceedings.

     Section 1.03  Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws, respectively, of the Resulting Corporation shall be as set forth in the Merger Agreement.

     Section 1.04  Directors and Officers. The directors and officers, respectively, of the Resulting Corporation shall be as set forth in the Merger Agreement.

     Section 1.05  Conversion of Securities. At the Effective Time:

     A.     All of the shares of common stock of the Company, par value $0.25 per share (the "Company Stock"), issued and outstanding as of the Effective Time shall be converted into the right to receive from Purchaser, an aggregate amount in cash equal to the sum of (i) $45,473,000 plus (ii) if the Closing Date (as defined in Section 2.01) does not occur within one hundred sixty days of the date of this Agreement, the sum of $12,455 per day for each day from the one hundred sixtieth day until the Closing Date (the "Merger Consideration"). The "Per Share Consideration" shall be determined by dividing the Merger Consideration by the number of shares of Company Stock issued and outstanding as of the Effective Time.

     B.     The number of shares of the common stock of Newco outstanding at the Effective Time shall, at the Effective Time and by virtue of the Merger and without any action on the part of any holder thereof, be converted into a like number of shares of common stock of the Resulting Corporation with a par value of $0.25 per share, with the effect that the number of shares of the common stock of the Resulting Corporation outstanding immediately after the Effective Time shall be equal to the aggregate number of shares of the Company Stock outstanding immediately before the Effective Time. The authorized number of shares of common stock of the Resulting Corporation shall be the same as the authorized number of shares of Company Stock immediately prior to the Effective Time.

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     C     The shares of the Company Stock issued and outstanding at the Effective Time shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are being perfected with respect thereto, be converted into the right to receive the consideration set forth in Section 1.05A.

     D.     Until surrendered to the Paying Agent as described in Section 1.07, each outstanding certificate formerly representing shares of the Company Stock (each, a ACertificate@) shall be deemed for all purposes, subject only to dissenters= rights under applicable law, to evidence solely the right to receive the consideration described in Section 1.05A.

        Section 1.06  Shareholders= Meeting.  The Company, acting through its Board of Directors, shall, in accordance with applicable law:

     A.     Duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable for the purposes of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby;

     B.     Require no greater than the minimum vote of the Company Stock required by applicable law in order to approve the Merger and the Merger Agreement;

     C.     Unless the Board of Directors of the Company is advised by counsel that the fiduciary duty owed by the directors to the shareholders requires otherwise, include in the Shareholder Information (defined in Section 1.06(D)) the recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of the approval and adoption of the Merger and the Merger Agreement; and

     D.     Cause the Shareholder Information to be mailed to the shareholders of the Company as soon as practicable, and use its best efforts to obtain the approval and adoption of the Merger and the Merger Agreement by shareholders holding at least the minimum number of shares of the Company Stock entitled to vote at the Shareholders' Meeting necessary to approve the Merger and the Merger Agreement under applicable law. The letter to shareholders, notice of meeting, summary of the plan of merger and form of proxy, if any, to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance reasonably satisfactory to Purchaser and are collectively referred to herein as the "Shareholder Information."

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        Section 1.07  Delivery of Consideration.

     A.     On the day prior to the Effective Time, Purchaser, acting as the "Paying Agent," shall establish an account containing an amount of cash sufficient in the aggregate to make full payment of the Merger Consideration to the holders of all outstanding Certificates.

     B.     No later than thirty (30) days prior to the Effective Time, Purchaser shall furnish to the Company, and the Company shall mail to each holder of record of the Company Stock, addressed to the most current address of such persons according to the records of the Company, the following: (i) a letter of transmittal specifying that delivery shall be effected and risk of loss shall pass, on or after the Effective Time only upon delivery of the Certificates to the Paying Agent, which shall be in a form and contain any other provisions as Purchaser, the Paying Agent and the Company may reasonably agree (the "Transmittal Letter"), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash in the amount of the Per Share Consideration for each share of Company Stock represented by the Certificates (the "Instructions"). The Instructions shall request holders to deliver their Certificates, a properly completed, duly executed Transmittal Letter, and any other documentation that may be required from such holder pursuant to the Instructions (collectively, the "Transmittal Items") to the Paying Agent, and shall state that (x) occurrence of the Effective Time is contingent upon the satisfaction of significant conditions, including regulatory approval of the Merger and expiration of statutory waiting periods, and (y) the Transmittal Items will be returned to the holders thereof if the Agreement is terminated prior to the Effective Time. Purchaser shall instruct the Paying Agent that, on and after the Effective Time, upon the delivery to the Paying Agent of the Transmittal Items, the Paying Agent is to pay the holder of such Certificate in exchange therefor the amount of cash such holder is entitled to receive in respect of the Certificate surrendered, pursuant to the provisions of Section 1.05A and this Section 1.07B, payable by check, and the Certificate so surrendered shall forthwith be canceled. Such payments shall be made, in the case of holders whose Transmittal Items are delivered to the Paying Agent no later than ten (10) days prior to the Effective Time, by mailing checks on the Closing Date, and in all other cases, by mailing checks promptly, but in no event more than ten (10) days following the later of (i) the Effective Time, or (ii) the date on which the Transmittal Items are delivered to the Paying Agent, provided, however, that any person or affiliated group holding Certificates aggregating more than 1,500 shares of the Company Stock as to which the Transmittal Items and either (i) appropriate wiring instructions or (ii) deposit information for such shareholder's account at the Bank are delivered to the Paying Agent no later than ten (10) days prior to the Effective Time, and deliver appropriate wire transfer instructions to the Paying Agent at least ten (10) days prior to the Effective Time, shall be entitled to receive payment for such shares on the Closing Date, less any applicable wire transfer fees, by wire transfer. Only holders of Certificates who have delivered their Transmittal Items to the Paying Agent no later than ten (10) days prior to the Effective Time shall be eligible to receive payment at the Effective Time as herein provided. Notwithstanding the foregoing, neither the Paying Agent nor any other party to this Agreement shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable

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abandoned property, escheat or similar law. No payment shall be made for the Certificates prior to the Effective Time, and no interest shall be payable with respect to the payment of the Merger Consideration.

     C.     After the Effective Time, there shall be no further registration or transfers on the records of the Company of outstanding Certificates, and if a Certificate is presented to the Company or Purchaser, it shall be forwarded to the Paying Agent for cancellation and exchange for the consideration set forth in Section 1.05A.

     D.     If the Per Share Consideration is to be issued to a person other than a person in whose name a Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise executed in proper form for transfer and that the person requesting such issuance shall pay to the Paying Agent any required transfer or other taxes or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     E.     If any record holder of a Certificate is unable to locate any Certificate, prior to payment therefor by the Paying Agent, such person shall submit to the Paying Agent an affidavit of lost certificate and indemnification agreement in form acceptable to Purchaser and the Paying Agent, and, if required by Purchaser or the Paying Agent, a surety bond in an amount equal to the amount to be delivered in payment for such Certificate, in lieu of such Certificate.

        Section 1.08  Reservation of Right. Purchaser may at any time, change the corporate structure of effecting the acquisition of the Company by Purchaser or any direct or indirect Subsidiary of Purchaser, if and to the extent that Purchaser deems such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of consideration and the tax consequences of the receipt of such consideration to be paid by Purchaser under this Agreement, or (B) impede or delay receipt of any approval referred to in Section 4.05 or the consummation of the transactions contemplated by this Agreement.

ARTICLE II.
THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE TIME

        Section 2.01  Time and Place of the Closing and Closing Date. On a date selected by Purchaser, and agreed to by the Company, which date shall be within twenty (20) business days of the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods, but in no event later than 180 days after the date of this Agreement (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement

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to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement and shall file Articles of Merger pursuant to Article 5.04 of the TBCA.

       The Closing shall take place at the offices of the Company, 547 Chestnut, Abilene, Texas 79602, on the Closing Date, or at such other place to which the parties may agree.

       Section 2.02  Actions to be Taken at the Closing by the Company. At the Closing, the Company shall execute and acknowledge (where appropriate) and deliver to Purchaser, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Purchaser=s obligations to close hereunder):

      A.     True, correct and complete copies of the Articles of Incorporation of the Company and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;

     B.      True, correct and complete copies of the Articles of Association of the Bank and all amendments thereto, duly certified as of a recent date by the Office of the Comptroller of the Currency (the AOCC@).

     C.     Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Company in Texas;

      D.     A certificate of existence, dated as of a recent date, issued by the OCC, duly certifying that the Bank has been duly organized and chartered and that it is validly existing;

      E.     A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Bank in the State of Texas;

      F.     A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the AFDIC@), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the AFDIA@);

     G.     A certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of the Company, acting solely in his capacity as an officer of the Company, pursuant to which the Company shall certify (i) the due adoption by the Board of Directors of the Company of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of the Company of resolutions authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of the Company duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Company; and (iv) that the copy of the Bylaws of the Company attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

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      H.     A certificate duly executed by a duly authorized officer of the Company, acting solely in his capacity as an officer of the Company, dated as of the Closing Date, pursuant to which the Company shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and except as expressly permitted by this Agreement there shall have been no Material Adverse Change since December 31, 1999;

      I.     All consents required to be obtained by the Company from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.07, have been obtained; and

     J.     All other documents required to be delivered to Purchaser by the Company under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Purchaser or its counsel.

        Section 2.03  Actions to be Taken at the Closing by Purchaser. At the Closing, Purchaser shall execute and acknowledge (where appropriate) and deliver to the Company such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to the Company=s obligations to close hereunder):

     A.     True, correct and complete copies of the Articles of Incorporation of Purchaser and all amendments thereto, duly certified as of a recent date by the Texas Secretary of State;

     B.     True, correct and complete copies of the Articles of Incorporation and all amendments thereto of Newco, duly certified as of a recent date by the Secretary of State of the State of Texas;

     C.     Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Purchaser in Texas;

     D.     A certificate, dated as of the Closing Date, executed by the Secretary or an

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Assistant Secretary of Purchaser, acting solely in his capacity as an officer of Purchaser, pursuant to which Purchaser shall certify (a) the due adoption by the Board of Directors of Purchaser of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Purchaser duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Purchaser, and (c) that the copy of the Bylaws of Purchaser attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

     E.     A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Newco, acting solely in his capacity as an officer of Newco, pursuant to which Newco shall certify (a) the due adoption by the Board of Directors of Newco of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the taking of all actions contemplated thereby; (b) the due adoption by the sole shareholder of Newco of resolutions authorizing the Merger and the execution and delivery of the Merger Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and to execute and deliver the Merger Agreement and the taking of all actions contemplated thereby on behalf of Newco; and (d) that the copy of the Bylaws of Newco attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

     F.     A certificate, dated as of the Closing Date, executed by a duly authorized officer of Purchaser, acting solely in his capacity as an officer of Purchaser, pursuant to which Purchaser shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date;

     G.     True, correct and complete copies of the Articles of Merger of Newco with and into the Company, pre-approved by the Secretary of State of the State of Texas;

     H.     All consents required to be obtained by Purchaser from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 4.05; and

     I.     All other documents required to be delivered to the Company by Purchaser under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Company or its counsel.

        Section 2.04  Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so

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requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

        Section 2.05  Effective Time. The "Effective Time" as that term is used in this Agreement means the Effective Time of the Merger under the terms of the Merger Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby makes the representations and warranties set forth in this Article III to Purchaser. The Company agrees at the Closing to provide Purchaser with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

        Section 3.01  Organization and Qualification. The Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank is a national banking association, duly organized and validly existing under the laws of the United States and in good standing under the laws of the State of Texas. The deposits of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (AFDIC@), to the full extent permissible by law. Each of the Company and the Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement. Except as set forth on Schedule 3.01, the Company does not own or control any subsidiary other than the Bank, and the Bank does not own or control any subsidiary.

        Section 3.02  Company Capitalization. The entire authorized capital stock of the Company consists solely of (i) 30,000,000 shares of Company Stock, par value $0.25 per share, of which 2,333,647 shares are issued and 2,273,647 shares are outstanding as of the date hereof and (ii) 5,000,000 shares of preferred stock, par value $10.00 per share, which the Board of Directors of the Company may designate from time to time in one or more series. Pursuant to action by the Board of Directors of the Company, 50,000 shares of preferred stock have been designated as the Company's Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), which is convertible at the option of the holder. As of the date hereof, all of the previously outstanding shares of the Series C Preferred Stock have been converted into Company Stock, and therefore, there are no shares of the Series C Preferred Stock issued and outstanding. Independent Capital Trust, a Delaware business trust of which the Company owns

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all of its common securities, has issued and outstanding 40,207 of its trust common securities and has issued and outstanding 1,300,000 trust preferred securities (the "Trust Preferred Securities"), in each case as of the date hereof. The obligations evidenced by the trust preferred securities are guaranteed by the Company. The Company has issued all of its 8.5% subordinated debentures to Independent Capital Trust. Except as set forth on Schedule 3.02,there are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Company to (A) purchase or otherwise acquire any security of or equity interest in the Company or (B) issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock. All of the issued and outstanding shares of the Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction or in violation of the preemptive rights of any person.

        Section 3.03  Bank Capitalization. The entire authorized capital stock of the Bank consists solely of 250,000 shares of common stock, par value $5.00 per share, of which 250,000 shares are issued and outstanding as of the date hereof (the ABank Stock@). There are no (a) other outstanding equity securities of any kind or character, (b) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to (i) purchase or otherwise acquire any security of or equity interest in the Bank or (ii) issue any shares of, restricting the transfer of or otherwise relating to shares of the Bank's capital stock. All of the issued and outstanding shares of the Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable, other than as set forth in 12 USC ' 55, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction or in violation of the preemptive rights of any person. Except as set forth on Schedule 3.03, the Company is the lawful record and beneficial owner of all of the shares of Bank Stock, free and clear of any and all liens, pledges, security interests, encumbrances, buy-sell agreements or rights of any shareholder of the Bank and adverse claims of every kind or character.

        Section 3.04  Execution and Delivery.  The Company has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

        Section 3.05  No Breach of Contract. Neither the execution, delivery or (provided the consents required under Section 3.07 this Agreement are obtained) performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of

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the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles or Bylaws of the Company or the Bank or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which either the Company or the Bank is a party or by which any of the properties of the Company or the Bank may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof. Further, upon the execution and delivery of a supplemental indenture between the Company and the Trustee if so required, neither the execution, delivery or (provided the consents required under Section 3.07 this Agreement are obtained) performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will accelerate the maturity of or otherwise conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the terms of the Trust Preferred Securities.

        Section 3.06  Compliance with Applicable Laws. Except as set forth on Schedule 3.06, the Company and the Bank have in all material respects performed and abided by all obligations required to be preformed by each of them to the date hereof, and each has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles or Bylaws of the Company or the Bank, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to the Company, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any courts, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to the Company, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

        Section 3.07  Consents Necessary. Except as set forth on Schedule 3.07, to the knowledge of the Company, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by the Company of this Agreement.

        Section 3.08  Financial Statements.

        (a)     The Company has furnished to Purchaser true and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 1997 and 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited consolidated balance sheet of the Company as of December 31, 1999, and the related unaudited consolidated statement of income for the year ended December 31, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact

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that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of the Company. The Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

        (b)     The Company has furnished, or has caused the Bank to furnish, to Purchaser with true and complete copies of the Reports of Condition and Income ("Call Reports") for the Bank for the periods ended December 31, 1997, December 31, 1998 and December 31, 1999. Such Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with GAAP, which includes regulatory accounting principles ("RAP") where applicable, as applied to banking institutions and in accordance with all applicable rules and regulations. To the knowledge of the Company, the allowance for loan losses account for the Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

        Section 3.09  Undisclosed Liabilities. Neither the Company nor the Bank has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements) that are not reflected in or disclosed in the Financial Statements or the Call Report, which are required to be so reflected under GAAP or RAP, as the case may be, except (A) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of the Company Financial Statements or the Call Report, respectively or (B) as disclosed on Schedule 3.09.

        Section 3.10  Litigation. Except as set forth on Schedule 3.10, there are no actions, claims, suits, investigations, or other proceedings of any kind or nature now pending or, to the knowledge of the Company, threatened against the Company or the Bank, that in any manner involve the Company or the Bank or any of their respective properties or capital stock, and neither the Company nor the Bank knows or has any reason to be aware of any basis for the same, which would, in the event of an unfavorable outcome, result in a Material Adverse Change.

        Section 3.11  Absence of Certain Changes or Events. Except as set forth on Schedule 3.11, since December 31, 1999, each of the Company and the Bank has conducted its business only in the ordinary course and has not:

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        A.     Incurred any obligation or liability except deposits taken and federal funds purchased and current liabilities for trade or business obligations in the ordinary course of business and consistent with past practices, which individually or in the aggregate, result in a Material Adverse Change;

        B.     Discharged or satisfied any material lien, charge or encumbrance or paid any material obligation or liability except in the ordinary course of business and consistent with past practices;

        C.     Declared or paid any dividends or other distribution to its shareholders, other than consistent with past practices, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

        D.     Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

        E.     Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors= remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

        F.     Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its material properties, businesses or assets;

        G.     Sold, transferred, leased to others or otherwise disposed of any of its material assets except in the ordinary course of business and consistent with past practices, or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

        H.     Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

        I.     Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director or executive officer, except for normal increases in compensation consistent with past practices;

        J.     Made any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

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        K.     Had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed;

        L.     Suffered any change, event or condition that, in any case or in the aggregate, has caused or could reasonably be expected to result in a Material Adverse Change; or

        M.     Sold, or knowingly disposed of, or otherwise knowingly divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period.

        Section 3.12  Leases, Contracts and Agreements. Schedule 3.12 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or the Bank is a party or by which the Company or the Bank is bound that obligate or could reasonably be expected to obligate the Company, or the Bank in the aggregate for an amount in excess of $100,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or could reasonably be expected to obligate the Company or the Bank for an amount in excess of $100,000 over the remaining term of such related contracts (the  "Contracts"). The Company has made all such Contracts available to Purchaser. Except as set forth in Schedule 3.12, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of the Company or the Bank. To the knowledge of the Company and the Bank, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.12, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Company or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under the Contracts. The Company or the Bank, respectively, has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, other than statutory and contractual landlord liens, if any, and mortgages and other encumbrances placed on the real property by the owner.

        Section 3.13  Title to Properties. Except as reflected in Schedule 3.13 or in the latest balance sheet contained in the Financial Statements, each of the Company and the Bank has good, indefeasible and insurable title to all material properties and assets reflected as assets in their respective balance sheets or acquired after the date thereof (other than properties or assets disposed of since the date of such balance sheets in the ordinary course of business) free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except (a) liens created in favor of a lender pursuant to a written loan agreement, a copy of which has been provided to the Purchaser, (b) liens for taxes not yet due and payable or being contested in good

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faith that have been adequately reserved against on the books of the Company or the Bank, or (c) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby, or otherwise materially impair the business operations of the Company or the Bank, respectively.

        Section 3.14  Tax Matters. The Company and the Bank have filed all material tax returns required by law to be filed and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments that are payable before they have become delinquent. To the knowledge of the Company, there is no proposed tax assessment against the Company or the Bank. The amounts set up as provisions for current or deferred taxes on the Financial Statements are sufficient in all material respects for the payment of all unpaid taxes (including any interest or penalties) of or on behalf of the Company and the Bank applicable to the periods covered by the Financial Statements, and all years and periods prior thereto. No income tax liability of the Company or the Bank has been asserted by the Internal Revenue Service for taxes in excess of those already paid. Neither the Company nor the Bank is involved in an ongoing audit of any federal income tax return. Neither the Company nor the Bank has been granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to either the Company or the Bank, or any waiver or agreement by any such entity for the extension of time for the assessment or collection of any tax. The amounts set up as provisions for current or deferred taxes on the Financial Statements and the Call Report are sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of the Company and the Bank applicable to the periods covered by each entity's financial statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of the Company and the Bank as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1996, 1997, and 1998 have been made available to Purchaser.

        Section 3.15  No Guaranties. Except as set forth in Schedule 3.15, none of the obligations or liabilities of the Company or the Bank are guaranteed by any other person, firm or corporation, nor has the Company or the Bank guaranteed the obligations or liabilities of any other person, firm or corporation, other than in the ordinary course of business.

        Section 3.16  Books and Records. The minute books, stock certificate books and stock transfer ledgers of the Company and the Bank, respectively, are complete and correct in all material respects, and there have been no transactions involving the business of the Company or the Bank that were required to have been set forth therein and that have not been accurately so set forth.

        Section 3.17  Regulatory Compliance. All material reports, records and other documents or information required to be filed by the Company or the Bank with any regulatory authority, including, without limitation, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency and the Internal Revenue Service, have been duly and timely filed, and all information and data contained in such reports, records or other documents is true, accurate and correct in all material respects. Further, since January 1, 1996, the Company has timely filed all reports and documents required to be filed by it under the Securities Act of 1933, as amended, or the

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Exchange Act of 1934, as amended, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the Securities and Exchange Commission with respect thereto.

        Section 3.18  Condition of Assets. As of the date of this Agreement, all material tangible assets used by the Company and the Bank, respectively, are in good operating condition, ordinary wear and tear excepted, and substantially comply with all applicable ordinances, regulations, zoning and other laws. As of the date of this Agreement, none of the Company's or the Bank's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost. As of the Closing Date, all material tangible assets used by the Company and the Bank, respectively, will be in good operating condition, ordinary wear and tear excepted, and will substantially comply with all applicable ordinances, regulations, zoning and other laws.

        Section 3.19  Proprietary Rights. Except as set forth on Schedule 3.19, neither the Company nor the Bank owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of the Company or the Bank. To the Company's knowledge, neither the Company nor the Bank are infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of the Company threatened, with respect thereto.

        Section 3.20  Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.20, neither the Company nor the Bank owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of the Company or the Bank, and none of such persons owes any amount to the Company or the Bank. Except as set forth on Schedule 3.20, neither the Company nor the Bank use any asset owned by any shareholder or any present or former directors or officers of the Company or the Bank in either of their operations, nor do any of such persons own real property that is adjacent to the property on which any Bank facility is located. Except as set forth on Schedule 3.20, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any of its Affiliates (as defined in Section 11.10) other than the Bank and the Company's Employee Stock Ownership/401(k) Plan (the "ESOP").

        Section 3.21  Evidences of Indebtedness. All evidences of indebtedness and leases that

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are reflected as assets of the Company or the Bank are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Company, the Bank or the present holder thereof, except as disclosed in Schedule 3.21 or except for situations in which the inability of the Company to collect on any such indebtedness would have a material impact on the Company or the Bank. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to the Company or the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). The Company has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of the Company and the Bank, a copy of which as of December 31, 1999, has been provided to Purchaser on a confidential basis.

        Section 3.22  Environmental Compliance. Except as disclosed on Schedule 3.22:

        A.     Each of the Company and the Bank, their respective operations and their respective Properties (as defined in Section 11.10) are in material compliance with all Environmental Laws (as defined in Section 11.10). Neither the Company nor the Bank is aware of, nor has the Company or the Bank received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Company or the Bank with all Environmental Laws.

        B.     The Company and the Bank have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

        C.     No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor to the knowledge of the Company and the Bank have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the Company and the Bank make and intend to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

        D.     There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to the knowledge of the Company threatened against the Company or the Bank relating in any way to any Environmental Law. Neither the Company nor the Bank has any liability for remedial action under any Environmental Law. Neither the Company nor the Bank has received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has the Company or the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

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        Section 3.23  Absence of Certain Business Practices. Neither the Company nor the Bank, or any officer, employee or agent of the Company or the Bank, or any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company or the Bank (or assist the Company or the Bank in connection with any actual or proposed transaction) that (A) might subject the Company or the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have resulted in a Material Adverse Change or (C) if not continued in the future might result in a Material Adverse Change or might subject the Company or the Bank to suit or penalty in any private or governmental litigation or proceeding.

        Section 3.24  Forms of Instruments, Etc. The Company has made, and will make, available to Purchaser copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Company and the Bank in the ordinary course of its business.

        Section 3.25  Employee Benefit Plans. Set forth on Schedule 3.25 is a complete and correct list of all employee benefit plans, ERISA, all benefit plans as defined in ' 6039D of the Internal Revenue Code of 1986, as amended (the "Code"), and all other bonus, deferred compensation, profit sharing, stock option, severance, health, life, disability, group insurance, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding, and any trust, escrow or other agreement related thereto, which (a) is currently or has been at any time within the last sixty (60) months maintained or contributed to by the Company or the Bank, or with respect to which the Company or the Bank has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of the Company or the Bank, or the dependents of any thereof, regardless of whether funded (the "Employee Plans").

        No Employee Plan is a defined benefit plan within the meaning of ' 3(35) of ERISA. Except as disclosed on Schedule 3.25(A), during the last sixty (60) months, neither the Company nor the Bank has maintained, sponsored or been obligated to contribute to any Employee Plans that are subject to Title IV of ERISA. Except as disclosed on Schedule 3.25(B), the Company has delivered or made available to Purchaser true, accurate and complete copies of the documents comprising each Employee Plan, and such other documents, records or other materials related thereto reasonably requested by Purchaser. Except as disclosed on Schedule 3.25(B), there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would subject Purchaser, the Company or the Bank to any material liability. Each Employee Plan intended to be qualified under Code section 401(a) has a current favorable determination letter and has been operated in all material respects in compliance with applicable law. There are no pending or, to the knowledge of the Company and the Bank, threatened claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits). There is no medical, dental, life or disability coverage for any period of time beyond termination of employment (except to the extent of coverage required under ' 4980B of the Code and ' 601 of ERISA). Except with respect to the executive retention

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agreements, the Independent Bankshares, Inc. 1999 Stock Option Plan and the Independent Bankshares, Inc. Employee Stock Ownership/401(k) Plan as disclosed on Schedule 3.25(C), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of the Company or the Bank. Except as disclosed on Schedule 3.25(D), there is not now, nor has there been during the sixty (60) preceding months, any trade or business with which the Company or the Bank is required by any of the rules contained in the Code or ERISA to be treated as a single employer.

        Section 3.26  Agreements with Regulators. Except as set forth on Schedule 3.26, neither the Company nor any subsidiary of the Company is a party to any written agreement or memorandum of understanding with, nor a party to any commitment letter or similar undertaking to, nor subject to any order or directive by, any regulatory authority. Neither the Company nor any subsidiary has been advised by any regulatory authority that such authority is contemplating issuing or requesting any such agreement, memorandum or commitment, understanding, order or directive.

        Section 3.27  Insurance. Schedule 3.27 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of the Company and the Bank. Except as set forth on Schedule 3.27, all such policies (A) are sufficient in all material respects for compliance by the Company and the Bank with all requirements of law and all agreements to which the Company or the Bank is a party, (B) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (C) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (D) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. To the best of their knowledge, neither the Company nor the Bank is in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Schedule 3.27, there have been no claims under any fidelity bonds of the Company or the Bank within the last three (3) years and the Company is not aware of any facts that would form the basis of a claim under such bonds.

        Section 3.28  No Adverse Change. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1999, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

        Section 3.29  Dissenting Shareholders. The Company has no knowledge of any plan or intention on the part of any of the Company shareholders to make written demand for payment of the fair value of their shares of the Company Stock in the manner provided by applicable law.

        Section 3.30  Fiduciary Responsibilities. Except as set forth on Schedule 3.30, the Company and the Bank have performed in all material respects all of their respective duties as a

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trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards. Except as set forth on Schedule 3.30, neither the Company nor the Bank has any reason to be aware of any basis for the same.

        Section 3.31 Representations Not Misleading. No representation or warranty by the Company contained in this Agreement, nor any statement, exhibit or schedule furnished to the Purchaser by the Company under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

ARTICLE IV.
     REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby makes the representations and warranties set forth in this Article IV to the Company.

        Section 4.01  Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Texas. Purchaser has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

        Section 4.02  Execution and Delivery. Purchaser has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Purchaser and each constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

        Section 4.03  Compliance with Laws, Permits and Instruments. The execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Purchaser, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Purchaser or its assets, operations, properties or businesses now

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conducted or heretofore conducted or (iii) any statute, law, ordinance, rule or regulation applicable to Purchaser.

        Section 4.04  Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Purchaser, threatened against Purchaser that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

        Section 4.05  Consents and Approvals. Except for regulatory approvals as disclosed in Schedule 4.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by Purchaser of the transactions contemplated hereby or thereby.

        Section 4.06  Financial Statements. The Purchaser has furnished to the Company true and complete copies of (i) the audited consolidated balance sheets of the Purchaser as of December 31, 1997 and 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited consolidated balance sheet of the Purchaser as of December 31, 1999, and the related unaudited consolidated statement of income for the year ended December 31, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Purchaser Financial Statements"). Except as described in the notes to the Purchaser Financial Statements, the Purchaser Financial Statements fairly present, in all material respects, the consolidated financial position of the Purchaser as of the respective dates thereof and the results of operations and changes in financial position of the Purchaser for the periods then ended, in conformity with GAAP (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP).

        Section 4.07  Agreements with Regulators. Neither Purchaser nor any subsidiary of Purchaser is a party to any written agreement or memorandum of understanding with, nor a party to any commitment letter or similar undertaking to, nor subject to any order or directive by, any regulatory authority. Neither Purchaser nor any subsidiary has been advised by any regulatory authority that such authority is contemplating issuing or requesting any such agreement, memorandum or commitment, understanding, order or directive.

        Section 4.08  Regulatory Approvals. To Purchaser's knowledge, no fact or circumstance exists that would delay or prevent Purchaser from obtaining the approvals and consents set forth on Schedule 4.05 or will result in the imposition of a condition or restriction on Purchaser.

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        Section 4.09  Representations Not Misleading. No representation or warranty by Purchaser contained in this Agreement, nor any statement, exhibit or schedule furnished to the Company by Purchaser under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

ARTICLE V.
COVENANTS OF THE COMPANY

        The Company hereby makes the covenants set forth in this Article V to Purchaser.

        Section 5.01  Best Efforts.  The Company will use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

        Section 5.02  Merger Agreement. The Company will, as soon as practicable after the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit A, and perform all of its obligations thereunder.

        Section 5.03  Information for Applications and Statements. The Company will promptly, but in no event later than ten (10) business days after receipt of a request by Purchaser, prepare and furnish to Purchaser all information concerning the Company and the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by Purchaser to or filed by Purchaser with any governmental body in connection with the transactions contemplated by this Agreement or in connection with any unrelated transactions during the pendency of this Agreement, and the Company represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Company shall, and shall cause the Bank to, otherwise fully cooperate with Purchaser in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 5.04  Required Acts of the Company. Prior to the Closing, the Company shall, and shall cause the Bank to, unless otherwise permitted in writing by Purchaser:

        A.     Operate only in the ordinary course of business and consistent with prudent banking practices;

        B.     Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

        C.     Perform all of its obligations under contracts, leases and documents

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relating to or affecting its assets, properties and business except such obligations as it may in good faith reasonably dispute;

         D.     Except as required by prudent business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

        E.     Maintain in full force and effect all insurance policies now in effect or renewals or replacements thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

        F.     Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

        G.     Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings; and

        H.     Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers.

       I.     Follow the Company's existing policies and methods of operation listed on Schedule 5.04I.

        Section 5.05  Prohibited Acts of the Company. Prior to the Closing, neither the Company nor the Bank shall, without the prior written consent of Purchaser:

        A.     Take any action that could reasonably be anticipated to result in a Material Adverse Change;

        B.     Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude the Company from making such representations and warranties at the time of the Closing;

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        C.     Cause or fail to use its best efforts to prevent the loss of insurance coverage, unless replaced with coverage that is substantially similar in amount to that now in effect and issued by a comparable insurer;

        D.     Change its Articles of Incorporation, Articles of Association, Bylaws or authorized capital stock;

        E.     Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Company except in the form of wages, salaries, bonuses, and reimbursement of expenses and by loans secured by collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees;

        F.     Incur any obligation or liability, absolute, accrued, contingent or otherwise, except in the ordinary course of business;

       G.     Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business;

        H.     Declare or make any payment of dividends or other distribution to its shareholders or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except as consistent with past practices;

        I.     Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

        J.     Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors= remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

        K.     Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business;

        L.     Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business;

        M.     Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss which in the aggregate, is reasonably expected to result in a Material Adverse Change;

        N.     Except as set forth herein or pursuant to the Schedules provided for herein, make any change in the rate of compensation, commission, bonus or other direct or

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indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, executive officers, or enter into any employment or consulting contract or other agreement with any director or executive officer or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except for normal periodic increases in the compensation payable to executive officers, officers or salaried employees, consistent with past practices and made in the ordinary course of business;

        O.     Except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

        P.     Hire or employ any person with an annual salary equal to or greater than $50,000;

        Q.     Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation other than in the ordinary course of business;

        R.     Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

        S.     Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

        T.     Make, renew, extend the maturity of, acquire a participation in, reacquire an interest in a participation sold or alter any of the material terms of any loan to any single borrower and his or her related interests in excess of the principal amount of $100,000 on an unsecured basis or $750,000 on a secured basis, provided, however, that the consent of Purchaser shall be deemed to have been given as follows (unless earlier given or denied in writing) (i) with respect to any loan presented at a regularly scheduled meeting of the Bank's Executive Loan Committee, at the later of 3:00 p.m. on the business day of such meeting or the adjournment of such meeting, provided that all information provided to the members of the Bank's Executive Loan Committee with respect to such loan is delivered to Purchaser at the same time it is delivered to such committee members, and (ii) with respect to all other loans, at the close of business on

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the next business day after Purchaser's consent is requested and all information relating to the making, renewal or alteration of such loan is furnished to Purchaser; or

        U.     Sell or purchase any investment securities with a maturity in excess of three years and in an amount in excess of $1,000,000.

        Section 5.06  Access; Pre-Closing Investigation. Subject to the provisions of Article X, the Company shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Purchaser reasonable access to the properties, books, contracts and records of the Company and the Bank, permit Purchaser to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Purchaser during such period all such information concerning the Company and the Bank and their respective affairs as Purchaser may reasonably request, in order that Purchaser may have an opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and the Bank, including, without limitation, access sufficient to verify the value of the assets and the liabilities of the Company and the Bank and the satisfaction of the conditions precedent to Purchaser=s obligations described in Article VIII of this Agreement. The Company agrees at any time, and from time to time, to furnish to Purchaser as soon as practicable, any additional information that Purchaser may reasonably request.

        Section 5.07  Invitations to and Attendance at Directors= and Committee Meetings. The Company shall give notice, and shall cause the Bank to give notice, to two (2) designees of Purchaser, and shall invite such persons to attend all regular and special meetings of the board of directors of the Company and the Bank and all regular and special meetings of any senior management committee (including but not limited to the executive committee and the loan and discount committee of the Bank) of the Company or the Bank. Such designees shall execute confidentiality agreements satisfactory to the Company and the Bank. Such designees shall have no right to vote and may be excluded from sessions of board and committees during which there is being discussed (A) matters involving this Agreement (B) information or material that the Company or the Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of the Company or the Bank, or (C) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

        Section 5.08  Additional Financial Statements. The Company shall promptly furnish Purchaser with (A) audited financial statements of the Company as of and for the period ending December 31, 1999, (B) the Company=s 10K=s and 10Q=s for each quarter or year-end, as the case may be, from the date of this Agreement until the Closing Date, and (C) true and complete copies of each additional Report of Condition and Income of the Bank filed after March 31, 2000.

        Section 5.09  Untrue Representations. The Company shall promptly notify Purchaser in writing if the Company becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to

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Purchaser or any representation or warranty made in or pursuant to this Agreement or that results in the Company's failure to comply with any covenant, condition or agreement contained in this Agreement.

       Section 5.10  Litigation and Claims. The Company shall promptly notify Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Company or the Bank or affecting any of their respective properties if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, and the Company shall promptly notify Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of the Company, threatened against the Company or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by the Company or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

       Section 5.11  Adverse Changes. The Company shall promptly notify Purchaser in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of the Company or the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change.

        Section 5.12  No Negotiation with Others. The Company shall not, directly or indirectly, nor shall it permit the Bank or their respective officers, directors, employees, representatives or agents to, directly or indirectly encourage, solicit or initiate discussions or negotiations with, or, except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of the Company, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Purchaser or its Affiliates or associates or officers, partners, employees or other authorized representatives of Purchaser or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company or the Bank. Immediately upon receipt of any unsolicited offer, the terms of which are equal to or superior to the terms of this Agreement, the Company will communicate to Purchaser the terms of any proposal or request for information and the identity of the parties involved.

        Section 5.13  Consents and Approvals. The Company shall use its best efforts to obtain all consents and approvals from third parties, including those listed on Schedule 3.07, at the earliest practicable time.

        Section 5.14  Payment of Bonuses to Employees. The Company shall pay all bonuses consistent with past practices. In addition, the Company shall pay prorated bonuses consistent with past practices for calendar year 2000 based on the calendar month-end immediately preceding the Closing Date. Schedule 5.14 lists the bonus amount paid in 1999 and the proposed maximum bonus amounts for 2000.

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        Section 5.15  ESOP Issues. Immediately prior to the Effective Time, the Company shall make a cash contribution to the ESOP in an amount sufficient to allow the ESOP to repay its indebtedness owed to the Company. Following the payment of such debt and immediately prior to the Effective Time, the ESOP will be terminated in accordance with the terms of ERISA and all other applicable law.

        Section 5.16  Supplemental Indenture. On or before the Closing Date, if required to do so, the Company will execute a supplemental indenture to the indenture governing the Trust Preferred Securities. Nothing contained in this provision shall relieve Purchaser of its obligations under Section 6.11 of this Agreement.

        Section 5.17  Environmental Investigation; Right to Terminate Agreement.

        A.     Purchaser and its consultants, agents and representatives shall have the right to the same extent that the Company or the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to April 15, 2000. Purchaser shall notify the Company prior to any physical inspections of the Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Purchaser, Purchaser shall (i) notify the Company of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to April 30, 2000. Purchaser shall give reasonable notice to the Company of such secondary investigations, and the Company may place reasonable time and place restrictions on such secondary investigations.

        B.     Purchaser shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.22 except for such matters set forth on Schedule 3.22, is not true and accurate in all material respects; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Purchaser because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) the Company or the Bank has refused to allow Purchaser to conduct an Environmental Inspection or secondary investigation in a manner that Purchaser reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require material remedial or cleanup action; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in material compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some

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other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup and the cost of cleanup would be material; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, require material expenditures to remove. On or prior to May 19, 2000, Purchaser shall advise the Company in writing as to whether Purchaser intends to terminate this Agreement pursuant to this Subsection 5.17B (i) - (vi). The Company shall have the opportunity to correct any objected to violations or conditions or breaches of representations to Purchaser's reasonable satisfaction prior to June 15, 2000. In the event that the Company fails to demonstrate its satisfactory correction of the violations or conditions to Purchaser, Purchaser may terminate the Agreement on or before June 15, 2000.

        C.     The Company agrees to make available to Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Purchaser and shall be entitled to certify the same in favor of Purchaser and its consultants, agents and representatives and make all other data available to Purchaser and its consultants, agents and representatives.

        D.     For purposes of this Section, the term "Property" or "Properties" shall have the same meaning given in Section 11.10.

ARTICLE VI.
COVENANTS OF PURCHASER

        Purchaser hereby makes the covenants set forth in this Article VI to the Company.

        Section 6.01  Best Efforts.  Purchaser agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

        Section 6.02  Merger Agreement. Purchaser will incorporate and organize Newco as a Texas corporation, and will, and will cause Newco to, as soon as practicable after the execution of this Agreement, enter into the Merger Agreement, a form of which is attached hereto as Exhibit A, and Purchaser shall perform, and shall cause Newco to perform, all of their respective obligations thereunder. Purchaser shall vote all of the stock of Newco in favor of the Merger and the Merger Agreement.

        Section 6.03  Information for Applications and Statements. Purchaser will promptly

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furnish to the Company all information concerning Purchaser and Newco, including, but not limited to, financial statements, required for inclusion in (A) any Shareholder Information to be used by the Company in connection with the approval of the shareholders of the Company of the transactions contemplated hereby and (B) any application or statement to be made by the Company to or filed by the Company with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Purchaser represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Purchaser shall otherwise fully cooperate with the Company in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

        Section 6.04  Acts of Newco. Prior to the Closing, Purchaser shall cause Newco to refrain from taking any action or executing any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

        Section 6.05  Untrue Representations. Purchaser shall promptly notify the Company in writing if Purchaser becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to the Company or any representation or warranty made in or pursuant to this Agreement or that results in Purchaser's failure to comply with any covenant, condition or agreement contained in this Agreement. Further, Purchaser shall promptly notify the Company in writing in the event that Purchaser becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished by the Company to the Purchaser or any representation or warranty made by the Company in or pursuant to this Agreement.

        Section 6.06  Litigation and Claims. Purchaser shall promptly notify the Company of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Purchaser, threatened against Purchaser or Newco that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Purchaser or Newco pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

        Section 6.07  Regulatory and Other Approvals. Purchaser shall promptly, but in no event later than the later of (i) thirty (30) days after receipt of all requested information from the Company or (ii) forty-five (45) days after the date of this Agreement, file or cause to be filed applications for all regulatory approvals required to be obtained by Purchaser or Newco in connection with this Agreement and the other agreements contemplated hereby. Purchaser shall promptly furnish the Company with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. Purchaser shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties,

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including those listed on Schedule 4.05, at the earliest practicable time.

        Section 6.08  Adverse Change. Purchaser shall promptly notify the Company in writing if any change or development shall have occurred or been threatened that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

        Section 6.09  Employee Benefit Plans. Purchaser presently intends that, after the Merger, Purchaser and the Company will not make additional contributions to the Employee Plans. Each employee of the Company or any subsidiary of the Company shall receive credit for all time employed with the Company or the subsidiary of the Company for purposes of the application of Purchaser's severance and vacation policies. Each employee of the Company or any subsidiary of the Company who remains an employee of the Company, Purchaser or any subsidiary of the Company or Purchaser (each, a "Continuing Employee") will be entitled to participate as a newly hired employee in the employee benefit plans and programs maintained for employees of Purchaser and its affiliates, in accordance with the respective terms of such plans and programs, and Purchaser shall take all actions necessary or appropriate to facilitate coverage of the Continuing Employees in such plans and programs from and after the Closing Date, subject to the following:

        A.     Each Continuing Employee will be entitled to credit for prior service with the Company or a Subsidiary of the Company for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subsection B. below and any stock option plans) sponsored by Purchaser or its Affiliates to the extent the Company or its Affiliates sponsored a similar type of plan that the Continuing Employee participated in immediately prior to the Closing Date. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Continuing Employee. For purposes of determining each Continuing Employee's benefit for the year in which the Merger occurs under the Purchaser's vacation program, any vacation taken by a Continuing Employee preceding the Closing Date for the year in which the Merger occurs will be deducted from the total Purchaser vacation benefit available to such employee for such year. For purposes of determining the number of vacation days available with respect to each Continuing Employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Company's vacation policies in effect as of December 31, 1999.

        B.     Each Continuing Employee shall be entitled to credit for past service with the Company or any subsidiary of the Company for the purpose of satisfying any eligibility or vesting periods applicable to the Purchaser employee pension benefit plans that are subject to ' ' 401(a) and 501(a) of the Code. Notwithstanding the foregoing, Purchaser shall not grant any prior years of service credit to Continuing Employees for benefit accrual purposes with respect to any defined benefit plans sponsored (or contributed to) by Purchaser.

        On or before, but effective as of the Closing Date, the Company may take such actions as may be necessary (a) to cause each individual employed by the Company immediately prior to the Closing Date to have a fully vested and nonforfeitable interest in such employee's account balance in the ESOP sponsored by the Company as of the Closing Date and (b) to contribute

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amounts accrued on the books of the Company from January 1, 2000 to the Closing Date to such plan.

        The provisions of this Section are solely for the purpose of setting forth the understanding between Purchaser and the Company, shall not create or modify any employee benefit plan of Purchaser or any of its Affiliates, and shall not be construed as creating any employment contract or right between Purchaser or the Company, on one hand, and any such employee, on the other hand.

        Section 6.10 Director and Officer Indemnification. On or prior to the Closing Date, the Company may obtain an extended reporting period (otherwise known as "tail coverage") policy for a period of up to four (4) years from the Closing Date, provided that the annual premium for such policy does not exceed 150% of the Company's current annual premium. Purchaser agrees that all rights to limitation of liability and indemnification that the directors and officers of the Company and the Bank have pursuant to the Articles of Incorporation or Association (and their respective bylaws as of the date of this Agreement) of the Company and the Bank shall survive the Merger. Nothing contained in this Section 6.10 shall require Purchaser to indemnify any person who was a director or officer of the Company or the Bank to a greater extent than the Company or the Bank is, as of the date of this Agreement, required to indemnify any such person. The indemnification provisions currently contained in the Articles of Incorporation and Bylaws of the Company and the Bank shall not be amended after the date of this Agreement.

        Section 6.11  Assumption of Obligations Related to the Trust Preferred Securities. Purchaser shall enter into all documentation necessary for the Company to continue its obligations under the indenture and the preferred guaranty agreement governing the Trust Preferred Securities and, in addition, for Purchaser to assume the Company's obligations under such agreements and instruments. Further Purchaser agrees to maintain or cause the Company to maintain the listing of the Trust Preferred Securities on the AMEX until September 22, 2003. The Company will use its commercially reasonable best efforts to seek alternatives on structuring the assumption of the Trust Preferred Securities to delay Purchaser's immediate Securities and Exchange Commission reporting requirements; provided, however that in no event shall the Company be required to agree to something less than the full assumption by the Purchaser of the Trust Preferred Securities at Closing.

ARTICLE VII.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

       All obligations of the Company under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Company:

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        Section 7.01  Compliance with Representations, Warranties and Agreements. All representations and warranties made by Purchaser in this Agreement or in any document or schedule delivered to the Company pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

        Section 7.02  Shareholder Approvals. The holders of at least the minimum number of shares of the Company Stock necessary to approve the Merger and the Merger Agreement under applicable law shall have approved the Merger and the Merger Agreement.

        Section 7.03  Government and Other Approvals. Purchaser and the Company shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Purchaser, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve, the FDIC, and the OCC, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.07 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

        Section 7.04  No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transaction by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject the Company or subject any officer, director, shareholder or employee of the Company to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

         Section 7.05  Fairness Opinion. The Company shall have received a letter from a

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reputable investment banking firm chosen by the Company dated as of the date of this Agreement and updated to a date not more than fifteen (15) days prior to the Effective Time to the effect that in the opinion of such firm, the Merger Consideration is fair to the Companys shareholders from a financial point of view.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

        All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser.

        Section 8.01  Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Company in this Agreement or in any document or schedule delivered to Purchaser pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). The Company shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

        Section 8.02  Shareholder Approvals. The holders of at least the minimum number of shares of the Company Stock necessary to approve the Merger and the Merger Agreement under applicable law shall have approved the Merger and the Merger Agreement.

        Section 8.03  Government and Other Approvals. Purchaser and the Company shall have received approvals, acquiescence or consents (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated by Section 5.03), all on terms and conditions acceptable to Purchaser, of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including but not limited to the Federal Reserve, the OCC and the FDIC, and all applicable waiting periods shall have expired, and Purchaser or the Company shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.07 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory d issenters appraisal rights) by formal proceedings. However, if such contest is brought by formal proceedings, Purchaser may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

       Section 8.04  No Litigation. No action shall have been taken, and no statute, rule,

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regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Company or the Bank, (c) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Purchaser or Newco or subject any officer, director, shareholder or employee of Purchaser or Newco to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

        Section 8.05  Accounting Treatment. There shall not have occurred any change in accounting or tax treatment, entries or adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby that would result in a Material Adverse Change from the accounting or tax treatment required as of the date of this Agreement, and Purchaser shall not be notified by any proper regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

        Section 8.06  No Material Adverse Change. There shall have been no Material Adverse Change since December 31, 1999.

ARTICLE IX.
TERMINATION AND ABANDONMENT

        Section 9.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of the Company), as follows, and in no other manner:

        A.     By the mutual consent of Purchaser and the Company, duly authorized by the board of directors of each of Purchaser and the Company.

        B.     By either the Company or Purchaser if the conditions precedent to such partys obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived or the Closing shall not have occurred within 180 days of the date of this Agreement, or such later date as has been approved by Purchaser and the Company.

        C.     By either Purchaser or the Company if any of the transactions

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contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

        D.     By Purchaser if it reasonably determines, in good faith, after consulting with counsel and with the concurrence of the Company, that there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

        E.     By Purchaser if there shall have been any Material Adverse Change.

         F.     By Purchaser if the Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of twenty (20) calendar days after notice from Purchaser, or if any of the representations or warranties of the Company contained herein or therein shall be inaccurate in any material respect.

        G.     By the Company if Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of twenty (20) calendar days after notice from the Company, or if any of the representations or warranties of Purchaser contained herein or therein shall be inaccurate in any material respect.

       H.     By the Company if the Board of Directors of the Company shall in good faith determine that a Takeover Proposal constitutes a Superior Proposal, provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01H unless (i) it has not breached any covenant contained in Section 1.06 and (ii) it delivers to Purchaser simultaneously with such notice of termination, the fee referred to in Section 9.04 below. As used in this Agreement: (i) "Takeover Proposal" means a bona fide proposal or offer by a person to make a tender or exchange offer, or to engage in a merger, consolidation or other business combination involving the Company or to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, the Company, and (ii) "Superior Proposal" means a bona fide proposal or offer made by a person to acquire the Company pursuant to a tender or exchange offer, a merger, consolidation or other business combination or an acquisition of all or substantially all of the assets of the Company and the Bank on terms which the

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Board of Directors of the Company shall determine in good faith, after taking into account the advice of counsel, to be more favorable to the Company and its shareholders than the transactions contemplated hereby.

         I.     By Purchaser upon written notice to the Company if (A) the Board of Directors of the Company fails to recommend, withdraws, or modifies in a manner materially adverse to Purchaser, its approval or recommendation of this Agreement, or the transactions contemplated hereby, (B) after the Company enters into an agreement to engage in or the occurrence of an Acquisition Event (as defined below) or after a third party shall have made a proposal to the Company or the Company's shareholders to engage in an Acquisition Event, the transaction contemplated hereby are not approved at the meeting of the Company shareholders contemplated by Section 1.06, or (C) the meeting of the Company shareholders contemplated by Section 1.06 is not held within 150 days from the date of this Agreement and the Company has failed to comply with its obligations under Section 1.06. "Acquisition Event" means any of the following: (i) a merger, consolidation or similar transaction involving the Company or the Bank or any successor to the Company or the Bank, as a result of which (x) shareholders of the Company constitute holders of less than 50% of the resulting company's shares of common stock and (y) the Company's directors represent less than 50% of the resulting company's board of directors, (ii) a purchase or other acquisition in one or a series of related transactions of assets of the Company or the Bank representing 50% or more of the consolidated assets of the Company and the Bank or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) in one or a series of related transactions of beneficial ownership of securities representing 50% or more of the voting power of the Company or the Bank in each case with or by a person or entity other than Purchaser or an affiliate of Purchaser.

        J.     By the Company in the event that Purchaser is not successful in raising the capital necessary for Purchaser to consummate the transactions contemplated by this Agreement within 180 calendar days of the date of this Agreement.

       Section 9.02  Notice of Termination. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.07 of this Agreement.

       Section 9.03  Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 11.02 hereof, and (b) the provisions of Article X hereof shall remain applicable.

        Section 9.04  Termination Fee.

        A.     Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 9.01H or 9.01I and prior thereto or within twelve months after such termination:

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(i)	the Company or the Bank or any successor to the Company or the Bank shall have entered into an agreement to engage in an Acquisition Event or an Acquisition Event shall have occurred; or
(ii)

the Board of Directors of the Company shall have authorized or approved an Acquisition Event or shall have publicly announced an intention to authorize or approve or shall have recommended that the shareholders of the Company approve or accept any Acquisition Event, then the Company shall promptly, but in no event later than five business days after the first of such events to have occurred, pay Purchaser a termination fee equal to $1,500,000. Each of Purchaser and the Company acknowledge that Purchaser shall be entitled only to one payment of the $1,500,000 termination fee, regardless of whether such fee is paid pursuant to Section 9.01H or 9.01I.

        B.     Notwithstanding any provision in this Agreement to the contrary, in the event that either (i) Purchaser is unable to obtain regulatory approval for the Merger and such failure is related to issues of the Purchaser's sufficiency of capital, or (ii) all of the conditions precedent to the obligations of Purchaser outlined in Article VIII have been met but the Purchaser refuses to consummate the transaction, then the Purchaser shall promptly, but in no event later than five business days after the first of such events shall have occurred, pay to the Company, by check or wire transfer, a termination fee in an amount equal to $1,500,000.

        C.     In the event that this Agreement is terminated pursuant to either Section 9.01H or 9.01I above, Purchaser's exclusive remedy for such termination shall be the payment of the termination fee provided to Purchaser pursuant to Section 9.04A. Similarly, in the event that this Agreement is terminated pursuant to Section 9.01J, the Companys exclusive remedy for such termination shall be the payment of the termination fee provided to the Company pursuant to Section 9.04B. In either such event, the Company and Purchaser will continue to be responsible for their respective expenses pursuant to Section 11.02 hereof and the provisions of Article X hereof shall survive such termination.

ARTICLE X.
CONFIDENTIAL INFORMATION

        Section 10.01 Definition of "Recipient" "Disclosing Party" "Representative" and "Person". For purposes of this Article X, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 10.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be.

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The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

        Section 10.02  Definition of "Subject Information". For purposes of this Article X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient, after due inquiry, to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

        Section 10.03  Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

        Section 10.04  Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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        Section 10.05  Return of Subject Information. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

        Section 10.06  Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

ARTICLE XI.
MISCELLANEOUS

        Section 11.01  Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive the Closing Date.

        Section 11.02  Expenses. The Company shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), and Purchaser shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

        Section 11.03  Brokerage Fees and Commissions. Purchaser hereby represents to the Company that no agent, representative or broker has represented Purchaser in connection with the transactions described in this Agreement. The Company shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Purchaser, and Purchaser hereby agrees to indemnify and hold the Company harmless for any amounts owed to any agent, representative or broker of Purchaser. Except for any brokerage fee to be paid to Stifel Nicolaus & Company Incorporated and any payments to be made in order to obtain a fairness opinion for the Company, the Company hereby represents to Purchaser that no agent, representative or broker has represented the Company, the Bank, their respective directors and officers, or, to the knowledge of the Company, any of the other shareholders of the Company in connection with the transactions described in this Agreement, and neither Purchaser nor the Company shall have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Company, the Bank or any shareholder of the

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Company other than to such parties or for such purposes.

        Section 11.04  Entire Agreement. Other than the Confidentiality Agreement between Stifel, Nicolaus & Company, Incorporated on behalf of the Company and Castle Creek Capital on behalf of Purchaser dated August 31, 1999, this Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

        Section 11.05  Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

        Section 11.06  Severability.  In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

        Section 11.07  Notices.  Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written

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notice to all other parties, sent as provided in this Section 11.07. All communications must be in writing and addressed as follows:

IF TO THE COMPANY:
Mr. Bryan Stephenson President Independent Bankshares, Inc. 547 Chestnut Abilene, Texas 79602 FAX: (915) 677-5943

WITH A COPY TO:
Joe Hoffman, Esq. Arter & Hadden, LLP 1717 Main Street, Suite 4100 Dallas, Texas 75201 FAX: (214) 741-7139

IF TO PURCHASER:
Mr. Tom C. Nichols, President State National Bancshares, Inc. 1617 Broadway Lubbock, Texas 79401 FAX: (806) 749-5667

WITH A COPY TO:
Charles E. Greef, Esq. Jenkens & Gilchrist, P.C. 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 FAX: (214) 855-4300

        Section 11.08  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

        Section 11.09  Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be

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construed as, one and the same Agreement.  A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

        Section 11.10  Certain Definitions.

        A.     A"Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and Aunder common control with@) as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

        B.     "Subsidiary," when used with reference to an entity, means any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

        C.     "Material Adverse Change" means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company or the Bank and specifically includes any change that reduces the shareholders' equity of the Company (on a consolidated basis) by an amount equaling or exceeding $1,250,000.

        D.     "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

        E.     "Hazardous Material" means, without limitation, any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product.

        F.     "Property" or "Properties" shall include all real property owned or leased

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by the Company or the Bank, including, but not limited to properties that the Bank has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

        Section 11.11  Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

        Section 11.12  Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

        Section 11.13  Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

        Section 11.14  Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Other than the third party beneficiary rights granted to the Company's officers and directors pursuant to Sections 6.9 and 6.10, nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in

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violation of this Section 11.14 shall be void and of no effect.

        Section 11.15  Public Disclosure. The parties will cooperate in the preparation of a press release to be issued at the time of execution of this Agreement. Neither Purchaser nor the Company will make, issue or release any other announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other party to this Agreement; provided, however, that notwithstanding the foregoing, Purchaser and the Company will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

        Section 11.16  Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 11.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

        Section 11.17  Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Purchaser and the Company at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that (i) decreases the consideration to be paid for the Company Stock as set forth in Section 1.05, or (ii) materially and adversely affects the rights or obligations of the shareholders hereunder, without the approval of the shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

        IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

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STATE NATIONAL BANCSHARES, INC.

By:__________________________________ Tom C. Nichols, President

INDEPENDENT BANKSHARES, INC.

By:__________________________________ Bryan Stephenson, President

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EXHIBIT A

MERGER AGREEMENT

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AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), is made as of the _____ day of ____________, 2000, by and between NEW INDEPENDENT HOLDINGS, INC., a Texas corporation ("Newco"), and INDEPENDENT BANKSHARES, INC., a Texas corporation (the "Company") and joined in by STATE NATIONAL BANCSHARES, INC. ("Purchaser").

W I T N E S S E T H:

        WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Texas, having its principal office in Abilene, Texas, and with 35,000,000 shares of authorized capital stock consisting solely of (i) 30,000,000 shares of common stock, par value $0.25 per share ("Company Stock"), of which 2,333,647 are issued and 2,273,647 are outstanding as of the date hereof and (ii) 5,000,000 shares of preferred stock, par value $10.00 per share, which the Board of Directors of the Company may designate from time to time in one or more series. Pursuant to action by the Board of Directors of the Company, 50,000 shares of preferred stock have been designated as the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), which is convertible at the option of the holder. As of the date hereof, all of the previously outstanding shares of the Series C Preferred Stock have been converted into Company Stock, and therefore, there are no shares of the Series C Preferred Stock issued and outstanding.

        WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Texas, having its principal office in Lubbock, Texas, with authorized capital stock consisting of 1,000 shares of common stock, $1.00 par value ("Newco Stock"), of which 1,000 shares are issued and outstanding;

        WHEREAS, the majorities of the Boards of Directors of the Company and Newco, pursuant to the authority given by and in accordance with the provisions of the Texas Business Corporation Act, as amended (the "TBCA"), have approved this Merger Agreement under which Newco shall be merged with and into the Company (the "Merger") and have authorized the execution hereof; and

        WHEREAS, as and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by Newco and the Company in order to consummate the Merger.

        WHEREAS, this Merger Agreement is being entered into pursuant to the Agreement and Plan of Reorganization by and between State National Bancshares, Inc. and the Company.

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:

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        1.     Merger of Newco and the Company.  At the Effective Time (as defined in Section 14), Newco shall be merged with and into the Company pursuant to the provisions of Part Five of the TBCA and with the effect provided in Article 5.06 of the TBCA.

        2.     Effects of the Merger.  The Merger shall have the effects set forth in Article 5.06 of the TBCA. Following the Merger, the Company shall continue as the corporation resulting from the Merger (the "Resulting Corporation"), and the separate corporate existence of Newco shall cease. The name of the Resulting Corporation shall be "Independent Bankshares, Inc." The existing offices and facilities of the Company immediately preceding the Merger shall be the principal offices and facilities of Resulting Corporation following the Merger. At the Effective Time (as defined in Section 14), all rights, title and interests to all real estate and other property owned by each of Newco and the Company shall be allocated to and vested in the Resulting Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of Newco and the Company shall be allocated to the Resulting Corporation, and the Resulting Corporation shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either Newco or the Company may be continued as if the Merger did not occur, or the Resulting Corporation may be substituted in the proceedings.

        3.     Articles of Incorporation and Bylaws.  As a result of the Merger, the Articles of Incorporation and Bylaws of the Company shall continue in effect as the Articles of Incorporation and Bylaws of the Resulting Corporation until the same shall be amended and changed as provided by law.

        4.     Directors and Officers.  The directors and officers of Newco at the Effective Time shall be the directors and officers of the Resulting Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Corporation or as otherwise provided by law.

        5.     Conversion of Securities.  At the Effective Time, (i) all of the shares of the Company Stock, issued and outstanding as of the Effective Time, shall be converted into the right to receive from Purchaser, an aggregate amount in cash equal to the sum of (i) $ 45,473,000, plus the consideration described in Section 1.05A of the Reorganization Agreement; (ii) the number of shares of Newco Stock outstanding at the Effective Time shall be converted as described in Section 1.05B of the Reorganization Agreement; (iii) the shares of the Company Stock issued and outstanding at the Effective Time shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are being perfected with respect thereto, be converted into the right to receive the consideration set forth in Section 1.05A of the Reorganization Agreement; and (iv) until surrendered to the Purchaser, as described in Section 1.07 of the Reorganization Agreement, each outstanding certificate formerly representing shares of the Company Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive the consideration described in Section 1.05A of the Reorganization Agreement. The consideration to be paid pursuant to Section 1.05A of the Reorganization Agreement shall be delivered pursuant to the procedures described in Section 1.07 of the Reorganization Agreement.

        6.     Stock Transfer Books.  The stock transfer books of Newco shall be closed as of the close of business at the Effective Time, and no transfer of record of any of the shares of Newco Stock shall take place thereafter.

        7.     Shareholder Approval.  This Merger Agreement shall be submitted to the shareholders of the Company at a meeting called to be held as promptly as practicable and to the sole shareholder of Newco by written consent of the sole shareholder. Upon approval by the requisite votes of each class of the shareholders of the Company and the approval of the sole shareholder of Newco, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 14 hereof.

        8.     Dissenters' Rights.  Any shareholder of the Company who has not voted in favor of the Merger at the meeting of shareholders of the Company and who has given notice in writing at or prior to such meeting of his intent to exercise his dissenters' rights with respect to the Merger, all in accordance with Articles 5.11, 5.12 and 5.13 of the TBCA, shall be governed by such provisions of the TBCA.

        9.     Conditions to Consummation of the Merger.  Consummation of the Merger as provided herein shall be conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any or all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement.

        10.     Termination.  This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of the Company pursuant to the terms and provisions of the Reorganization Agreement.

        11.     Effect of Termination.  In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 10, the liability by reason of this Merger Agreement or the termination thereof on the part of either the Company, or Newco or the directors, officers, employees, agents or shareholders of either of them shall be determined pursuant to the terms and provisions of the Reorganization Agreement. Such terms and provisions are hereby incorporated herein by reference for all purposes.

        12.     Representations and Warranties of Newco.  Newco is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. Newco has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Merger Agreement.

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        13.      Waiver, Amendment and Modification.  Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of the Company by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of the Company, by Purchaser and the Company; provided, however, that in no event may any amendment hereto be made after action by the shareholders of the Company that affects the value of the consideration to be received by the shareholders of the Company specified in Section 5 of this Merger Agreement (or Section 1.05A of the Reorganization Agreement) or that materially and adversely affects the rights of the Company's shareholders hereunder without the requisite approval of such shareholders. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

        14.     Closing Date and Effective Time.  On a date selected by Newco and agreed to by the Company, which date shall be mutually agreeable to Newco after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting period, but in no event later than 180 days after the date of the Reorganization Agreement (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Merger Agreement will exchange certificates, letters and other documents in order to determine whether any condition exists that would permit the parties to this Merger Agreement to terminate this Merger Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Merger Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Merger Agreement and the Reorganization Agreement.

        The Merger shall become effective on the date and at the time specified in the Certificate of Merger to be issued by the Secretary of State of the State of Texas under the seal of his office, such time being referred to herein as the "Effective Time."

        15.     Multiple Counterparts.  For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

        16.     Governing Law.  THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

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        17.     Further Cooperation.  The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do,

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perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

        18.     Severability.  In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

        19.     Specific Performance.  Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

        20.     Rules of Construction.  Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement unless specifically referenced to another agreement including, but not limited to, the Reorganization Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

        21.     Binding Effect Assignment.  All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the

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assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement. No party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 21 shall be void and of no effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers as of the date first above written.
INDEPENDENT BANKSHARES, INC.
By:__________________________________ Bryan Stephenson, President
NEW INDEPENDENT HOLDINGS, INC.
By:__________________________________ Don E. Cosby, President
Joined in by:
STATE NATIONAL BANCSHARES, INC.
By:__________________________________ Tom C. Nichols, President